MSG KNICKERBOCKERS CORP. REPORTS
FISCAL 2027 FIRST QUARTER RESULTS

NEW YORK, N.Y., November 6, 2026 - MSG Knickerbockers Corp. (NYSE: MSGK) ("MSG Knicks" or the "Company") today reported financial results for the fiscal first quarter ended September 30, 2026.
On October 26, 2026, the Company completed the spin-off of its New York Rangers ("Rangers") business. As a result of the timing of the spin-off, the Company’s fiscal 2027 first quarter consolidated results include the financial results of the Rangers business.
For the fiscal 2027 first quarter, the Company generated revenues of $45.5 million, an increase of $6.0 million, or 15%, as compared to the prior year period. In addition, the Company reported an operating loss of $25.5 million, an improvement of $2.0 million, or 7%, and adjusted operating loss of $20.0 million, an improvement of $0.8 million, or 4%, both as compared to the prior year period.(1)
In addition, subsequent to the end of the quarter, the New York Knicks ("Knicks") began their 2026-27 regular season at the Madison Square Garden Arena (“The Garden”) with a banner raising and ring celebration to commemorate the team winning the 2025-26 NBA Championship.
MSG Knickerbockers Corp. Executive Chairman and CEO James L. Dolan said, “With the completion of the spin-off of our Rangers business and a new Knicks season underway, our business is well-positioned to build on our positive operating momentum. We remain confident in the value of owning this storied franchise and our ability to generate long-term shareholder value.”

Financial Results for the Three Months Ended September 30, 2026 and 2025:

	Three Months Ended
	September 30,		Change
$ millions	2026	2025	$	%
Revenues	$45.5	$39.5	$6.0	15%
Operating loss	$(25.5)	$(27.4)	$2.0	7%
Adjusted operating loss(1)	$(20.0)	$(20.8)	$0.8	4%
Note: Does not foot due to rounding.
1.See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

Summary of Financial Results
For the fiscal 2027 first quarter, revenues of $45.5 million increased $6.0 million, or 15%, as compared to the prior year period. This primarily reflected higher revenues from league distributions of $3.1 million, mainly due to an increase in certain league distributions unrelated to national media rights fees. In addition, food, beverage and merchandise sales increased $2.6 million as compared to the prior year period, primarily due to higher Knicks merchandise revenues driven by ongoing demand from the team winning the 2025-26 NBA Championship.
Direct operating expenses of $8.8 million increased $0.5 million, or 7%, as compared to the prior year period. This was primarily driven by (i) higher expenses associated with merchandise sales of $1.6 million, (ii) higher team personnel compensation of $1.3 million, and (iii) higher net provisions for certain team personnel transactions of $0.7 million, mostly offset by (iv) a $3.0 million decrease in net provisions for league revenue sharing expense (net of escrow and excluding playoffs) and NBA luxury tax.
Selling, general and administrative expenses of $60.8 million increased $3.0 million, or 5%, as compared to the prior year period. This increase was primarily driven by (i) expenses related to the spin-off transaction in the current year period of $3.6 million and (ii) higher other general and administrative expenses, partially offset by (iii) lower employee compensation and related benefits of $1.2 million.
Operating loss of $25.5 million improved $2.0 million, or 7%, and adjusted operating loss of $20.0 million improved $0.8 million, or 4%, both as compared to the prior year period, primarily due to higher revenues, partially offset by higher selling, general and administrative expenses.
About MSG Knickerbockers Corp.
MSG Knickerbockers Corp. is a leading professional sports company that owns and operates the New York Knicks (NBA), as well as a development league team, the Westchester Knicks (NBAGL). As an original franchise of the NBA, the Knicks have a rich history, winning three NBA Championships including the 2025-26 NBA Championship. More information is available at msgknicks.com.

Non-GAAP Financial Measures
We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) gains or losses on sales or dispositions of businesses, (v) the impact of purchase accounting adjustments related to business acquisitions, and (vi) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, we believe that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles (“GAAP”), gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in operating income (loss) whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in miscellaneous income (expense), net, which is not reflected in operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this earnings release.

Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industry in which it operates, and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

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Contacts:

Ari Danes, CFA Investor Relations (212) 465-6072
Grace Kaminer Investor Relations (212) 631-5076

MSG KNICKERBOCKERS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Revenues	$45,489	$39,454
Direct operating expenses	8,824	8,279
Selling, general and administrative expenses	60,762	57,789
Depreciation and amortization	781	811
Restructuring charges	579	—
Operating loss	(25,457)	(27,425)
Other income (expense):
Interest income	473	578
Interest expense	(4,699)	(5,591)
Miscellaneous (expense) income, net	(3,663)	15,085
Loss before income taxes	(33,346)	(17,353)
Income tax benefit	2,209	8,555
Net loss	$(31,137)	$(8,798)

Basic loss per common share attributable to MSG Knickerbockers Corp.’s stockholders	$(1.29)	$(0.37)
Diluted loss per common share attributable to MSG Knickerbockers Corp.’s stockholders	$(1.29)	$(0.37)

Basic weighted-average number of common shares outstanding	24,179	24,116
Diluted weighted-average number of common shares outstanding	24,179	24,116

MSG KNICKERBOCKERS CORP.
ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO
ADJUSTED OPERATING INCOME (LOSS)
(In thousands)
(Unaudited)

The following is a description of the adjustments to operating loss in arriving at adjusted operating loss as described in this earnings release:

•Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.
•Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company's employee stock plan and non-employee director plan in all periods.
•Restructuring charges. This adjustment eliminates costs related to termination benefits provided to certain employees.
•Remeasurement of deferred compensation plan liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the Company's Executive Deferred Compensation Plan.

	Three Months Ended
	September 30,
	2026	2025
Operating loss	$(25,457)	$(27,425)
Depreciation and amortization	781	811
Share-based compensation	3,953	4,844
Restructuring charges	579	—
Remeasurement of deferred compensation plan liabilities	140	963
Adjusted operating loss	$(20,004)	$(20,807)

MSG KNICKERBOCKERS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30, 2026	June 30, 2026
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$40,046	$164,511
Accounts receivable, net of allowance for doubtful accounts of $0 as of September 30, 2026 and June 30, 2026	59,597	52,184
Net related party receivables	65,333	36,103
Prepaid expenses	96,905	43,104
Other current assets	23,968	27,388
Total current assets	285,849	323,290
Property and equipment, net of accumulated depreciation and amortization of $56,653 and $55,873 as of September 30, 2026 and June 30, 2026, respectively	27,129	27,163
Right-of-use lease assets	738,526	740,576
Indefinite-lived intangible assets	103,644	103,644
Goodwill	226,523	226,523
Investments	63,763	65,618
Deferred tax assets, net	31,034	28,773
Other assets	50,073	22,065
Total assets	$1,526,541	$1,537,652

MSG KNICKERBOCKERS CORP.
CONSOLIDATED BALANCE SHEETS (continued)
(In thousands, except per share data)

	September 30, 2026	June 30, 2026
LIABILITIES AND EQUITY	(Unaudited)
Current Liabilities:
Accounts payable	$5,929	$18,411
Net related party payables	5,411	4,964
Debt	16,500	16,500
Accrued liabilities:
Employee-related costs	58,994	159,940
League-related accruals	130,860	209,926
Other accrued liabilities	9,972	9,444
Operating lease liabilities, current	58,682	57,834
Deferred revenue	366,415	165,416
Total current liabilities	652,763	642,435
Long-term debt	282,000	242,000
Operating lease liabilities, noncurrent	831,373	843,975
Other employee-related costs	67,324	71,984
Deferred revenue, noncurrent	526	554
Total liabilities	1,833,986	1,800,948
Commitments and contingencies
MSG Knickerbockers Corp. Stockholders’ Equity:
Class A Common Stock, par value $0.01, 120,000 shares authorized; 19,590 and 19,547 shares outstanding as of September 30, 2026 and June 30, 2026, respectively	204	204
Class B Common Stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of September 30, 2026 and June 30, 2026	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of September 30, 2026 and June 30, 2026	—	—
Additional paid-in capital	—	17,090
Treasury stock, at cost, 865 and 908 shares as of September 30, 2026 and June 30, 2026, respectively	(142,652)	(149,858)
Accumulated deficit	(164,127)	(129,861)
Accumulated other comprehensive loss	(915)	(916)
Total equity	(307,445)	(263,296)
Total liabilities and equity	$1,526,541	$1,537,652

MSG KNICKERBOCKERS CORP.
SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Net cash used in operating activities	$(146,268)	$(84,954)
Net cash used in investing activities	(1,231)	(1,848)
Net cash provided by (used in) financing activities	23,034	(9,110)
Net decrease in cash, cash equivalents and restricted cash	(124,465)	(95,912)
Cash, cash equivalents and restricted cash at beginning of period	164,511	153,188
Cash, cash equivalents and restricted cash at end of period	$40,046	$57,276